As filed with the Securities and Exchange Commission on May 3, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

General Electric Company
(Exact Name of Registrant as Specified in Its Charter)

____________________

New York
(State or Other Jurisdiction of Incorporation or Organization)

14-0689340
(I.R.S. Employer Identification No.)

41 Farnsworth Street
Boston, MA 02210
(Address of Principal Executive Offices)

____________________

GE Retirement Savings Plan
(Full Title of the Plan)

____________________

Christoph A. Pereira
Vice President, Chief Corporate, Securities and Finance Counsel
General Electric Company
41 Farnsworth Street
Boston, Massachusetts 02210
(Name and Address of Agent for Service)

(617) 443-3000
(Telephone Number, Including Area Code, of Agent for Service)

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered	Per Unit (1)	Offering Price (1)	Registration Fee (2)
U.S. Equity Fund Units	30,000,000	$52.89	$1,586,700,000	$197,544.15
Income Fund Units	85,000,000	$11.15	$947,750,000	$117,994.88

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The maximum offering price per unit is based on the book values (the net asset values) of the U.S. Equity Fund Units and the Income Fund Units, as determined on April 27, 2018 and April 26, 2018, respectively.

(2)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001245 and the proposed maximum aggregate offering price.

INTRODUCTION

This Registration Statement on Form S-8 is filed by General Electric Company, a New York corporation (the “Company,” “GE” or the “Registrant”), relating to 30,000,000 General Electric RSP U.S. Equity Fund (the “Equity Fund”) units (the “Equity Fund Units”) and 85,000,000 General Electric RSP Income Fund (the “Income Fund” and, together with the U.S. Equity Fund, the “Funds”) units (the “Income Fund Units” and, together with the Equity Fund Units, the “Units”), each to be offered and sold under the GE Retirement Savings Plan (the “Plan”). The Units are in addition to the 140,000,000 Equity Fund Units and 160,000,000 Income Fund Units registered on the Company’s Registration Statements on Form S-8 (the “Prior Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2012 and March 2, 2015 (SEC file numbers 333-179688 and 333-202435, respectively).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit No.	Description
3.1	The Restated Certificate of Incorporation of GE (Incorporated by reference to Exhibit 3.1 to GE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013), as amended by the Certificate of Amendment, dated December 2, 2015 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated December 3, 2015), as further amended by the Certificate of Amendment, dated January 19, 2016 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K, dated January 20, 2016) and as further amended by the Certificate of Change (Incorporated by reference to Exhibit 3(1) to GE’s Current Report on Form 8-K, dated September 1, 2016) (in each case, under SEC file number 001-00035)

3.2	The By-Laws of GE, as amended and restated on June 9, 2017 (Incorporated by reference to Exhibit 3.1 to GE’s Current Report on Form 8-K dated June 9, 2017) (SEC file number 001-00035)

4.1	Rules of the Funds*

5.1	Opinion of Gibson, Dunn & Crutcher LLP*

5.2	IRS determination letter dated April 24, 2014 relating to the GE Retirement Savings Plan (Incorporated by reference to Exhibit 5.2 of GE’s Form S-8 dated March 2, 2015) (SEC file number 333-202435))

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to GE’s Form 10-K for the fiscal year ended December 31, 2017*

23.2	Consent of BBD LLP, Independent Registered Public Accounting Firm, relating to the Equity Fund’s and Income Fund’s Forms N-CSR for the fiscal year ended December 31, 2017*

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Power of Attorney of GE*

24.2	Power of Attorney of the Equity Fund*

24.3	Power of Attorney of the Income Fund*
________________________

* Filed herewith

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 3rd day of May, 2018.

GENERAL ELECTRIC COMPANY

By:	/s/ Christoph A. Pereira
Name:	Christoph A. Pereira
Title:	Vice President, Chief Corporate, Securities and
Finance Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
* John L. Flannery	Chairman of the Board and Chief Executive	May 3, 2018
Officer (Principal Executive Officer)

* Jamie S. Miller	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 3, 2018

* Jan R. Hauser	Vice President, Controller and Chief Accounting	May 3, 2018
Officer (Principal Accounting Officer)

* Sébastien M. Bazin	Director	May 3, 2018

* W. Geoffrey Beattie	Director	May 3, 2018

* John J. Brennan	Director	May 3, 2018

* H. Lawrence Culp, Jr.	Director	May 3, 2018

* Francisco D’Souza	Director	May 3, 2018

* Edward P. Garden	Director	May 3, 2018

* Thomas W. Horton	Director	May 3, 2018

* Risa Lavizzo-Mourey	Director	May 3, 2018

* James J. Mulva	Director	May 3, 2018

* Leslie F. Seidman	Director	May 3, 2018

* James S. Tisch	Director	May 3, 2018

A Majority of the Board of Directors.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact

The General Electric RSP U.S. Equity Fund. Pursuant to the requirements of the Securities Act, the trustees of the General Electric RSP U.S. Equity Fund have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 3rd day of May, 2018.

GENERAL ELECTRIC RSP U.S. EQUITY FUND

By:	/s/ Christoph A. Pereira
Name:	Christoph A. Pereira
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
* Gregory Bouleris	Trustee	May 3, 2018

* Vaidheesh Krishnamurti	Trustee	May 3, 2018

* Scott Silberstein	Trustee	May 3, 2018

* Pamela Westmoreland	Trustee	May 3, 2018

* Matthew Zakrzewski	Trustee	May 3, 2018

A Majority of the Trustees.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact

The General Electric RSP Income Fund. Pursuant to the requirements of the Securities Act, the trustees of the General Electric RSP Income Fund have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 3rd day of May, 2018.

GENERAL ELECTRIC RSP INCOME FUND

By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
* Gregory Bouleris	Trustee	May 3, 2018

* Vaidheesh Krishnamurti	Trustee	May 3, 2018

* Scott Silberstein	Trustee	May 3, 2018

* Pamela Westmoreland	Trustee	May 3, 2018

* Matthew Zakrzewski	Trustee	May 3, 2018

A Majority of the Trustees.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact